                                                              EXHIBIT 3.1 (ii)



                              AMENDED AND RESTATED
                                     BY-LAWS
                                       OF
                           PETROLEUM HELICOPTERS, INC.

                               SECTION 1. OFFICES


     1.1 PRINCIPAL OFFICE. The principal office of the corporation shall be located at 2121 Airline Drive, Suite 400, Metairie, Louisiana 70001-5979.

     1.2 ADDITIONAL OFFICES. The Corporation may have such offices at such other places as the Corporation's Board of Directors (the "Board") may from time to time determine or the business of the Corporation may require.

                        SECTION 2. SHAREHOLDERS MEETINGS

     2.1 PLACE OF MEETINGS. Unless otherwise required by law or these By-laws, all meetings of the shareholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Louisiana, as may be designated by the Board.

     2.2 ANNUAL MEETINGS. An annual meeting of the shareholders shall be held at such date at such time as may be specified by the Board of Directors in the call of the meeting, for the purpose of electing directors and for the transaction of such other business as may be properly brought before the meeting. If no annual shareholders' meeting is held for a period of eighteen months, any shareholder may call such meeting to be held at the registered office of the Corporation as shown on the records of the Secretary of State of Louisiana.

     2.3 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called by the Chairman of the Board, the Chief Executive Officer or the Board, or by the shareholders as provided in the Articles of Incorporation.





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     2.4 NOTICE OF MEETINGS. Except as otherwise provided by law, the authorized person or persons calling a shareholders' meeting shall cause written notice of the time, place and purpose of the meeting to be given to all shareholders entitled to vote at such meeting, at least ten days and not more than sixty days prior to the day fixed for the meeting. Notice of the annual meeting need not state the purpose or purposes thereof, unless action is to be taken at the meeting as to which notice is required by law or the By-laws. Notice of a special meeting shall state the purpose or purposes thereof, and the business conducted at any special meeting shall be limited to the purpose or purposes stated in the notice.

     2.5 LIST OF SHAREHOLDERS. At every meeting of shareholders, a list of shareholders entitled to vote, arranged alphabetically and certified by the Corporation's Secretary or by the agent of the Corporation having charge of transfers of shares, showing the number and class of shares held by each such shareholder on the record date for the meeting, shall be produced on the request of any shareholder.

     2.6 QUORUM. At all meetings of shareholders, the holders of a majority of the total voting power of the Corporation shall constitute a quorum; provided that this subsection shall not have the effect of reducing the vote required to approve or affirm any matter that may be established by law, the Articles of Incorporation or these By-laws.

     2.7 VOTING. When a quorum is present at any meeting a majority of the total voting power shall decide each question brought before such meeting, unless the question is one upon which, by express resolution of the Board of Directors, or express provision of law or the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by plurality vote.

     2.8 PROXIES-GENERAL. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing executed by such shareholder and bearing a date not more than eleven months prior to the meeting, unless the instrument provides for a longer period, but in no case will an outstanding proxy be valid for longer than three years from the date of its execution. The person appointed as proxy need not be a shareholder of the Corporation.

     2.9 EXECUTION OF PROXIES. Any proxy must be executed by a shareholder or the shareholder's authorized officer, director, employee or agent. Any signature on a proxy may be affixed by any reasonable means, including but not limited to facsimile signature.

     2.10 ELECTRONICALLY TRANSMITTED PROXIES. A shareholder may authorize another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of




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electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or similar agent duly authorized by the person who will be the holder of the proxy to receive such transmission; provided, however, that any such telegram, cablegram or other means of electronic transmission shall be submitted with information from which the Corporation may determine that the telegram, cablegram or other electronic transmission was authorized by the shareholder. If it is determined that such electronic transmissions are valid, the inspectors or other persons making that determination shall specify the information upon which they relied.

     2.11 VALIDITY OF COPIES AND OTHER REPRODUCTIONS OF PROXIES. Any copy, facsimile, telecommunication or other reliable reproduction of the writing or transmission created pursuant hereto may be substituted or used in lieu of the original writing or transmission for all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reliable reproduction shall be a complete reproduction of the entire original writing or transmission.

     2.12 VOTING POWER PRESENT OR REPRESENTED. For purposes of determining the amount of voting power present or represented at any annual or special meeting of shareholders with respect to voting on a particular proposal, shares as to which the proxy holders have been instructed to abstain from voting on the proposal, and shares that have been precluded from voting (whether by law, regulations of the Securities and Exchange Commission, rules or by-laws of any self-regulatory organization or otherwise), will not be treated as present; but such shares will be counted as present for purposes of determining the existence of a quorum.

     2.13 ADJOURNMENTS. Adjournments of any annual or special meeting of shareholders may be taken without new notice being given unless a new record date is fixed for the adjourned meeting, but any meeting at which directors are to be elected shall be adjourned only from day to day until such directors shall have been elected.

     2.14 WITHDRAWAL. If a quorum is present or represented at a duly organized meeting, such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum as fixed in Section 2.6 of these By-laws, or the refusal of any shareholders present to vote.

     2.15 LACK OF QUORUM. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine, subject, however, to the provisions of Section 73C of the Business Corporation Law of Louisiana. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum as fixed in Section 2.6 hereof, shall nevertheless constitute a quorum for the purpose of electing directors.




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     2.16 PRESIDING OFFICER. The Chairman, the CEO and the President, in that order, or in their absence, a chairman designated by the Board, shall preside at all shareholders' meetings.

     2.17 DEFINITIONS OF SHAREHOLDER, VOTING POWER AND VOTING POWER PRESENT. As used in these By-laws, and unless the context otherwise requires, (a) the term "shareholder" shall mean a person who is (i) the record holder of shares of the Corporation's voting stock or (ii) a registered holder of any bonds, debentures or similar obligations granted voting rights by the Corporation pursuant to La. R.S. 12:75, (b) the term "voting power" shall mean the right vested by law, these By-laws or the Articles of Incorporation in the shareholders to vote in the determination of a particular question or matter and (c) the term "total voting power" shall mean the total number of votes that the shareholders are entitled to cast in the determination of a particular question or matter.

     2.18 NOTICE OF STOCKHOLDER BUSINESS.

               (a) Annual Meetings of Stockholders.

                    (1) The proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law.

                    (2) For other business to be properly brought before an annual meeting by a stockholder pursuant to paragraph (A) (1) (c), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such other business must otherwise be a proper matter for stockholder action. To be timely, the notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting; but if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day before such annual meeting and not later than the close of business on the later of the 60th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting




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          commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
          (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

               (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.

               (c) General.

                    (1) Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was proposed, in accordance with the procedures set forth in this By-Law and, if any proposed business is not in compliance with this By-Law, to declare that such defective proposal shall be disregarded.

                    (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                    (3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule l4a-8 under the




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          Securities Exchange Act of 1934 or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

                              SECTION 3. DIRECTORS

     3.1 POWERS; NUMBER. All of the corporate powers shall be vested in, and the business and affairs of the Corporation shall be managed by, the Board, which shall consist of seven natural persons; provided that, if after proxy material for any meeting of shareholders at which directors are to be elected are mailed to shareholders, any person or persons named therein to be nominated at the direction of the Board becomes unable or unwilling to serve, the foregoing number of authorized directors shall be automatically reduced by a number equal to the number of such persons unless the Board, by a majority vote of the entire Board, selects an additional nominee; provided that in no event shall the number of directors so authorized, nominated and elected be less than the number required by law. No amendment to this Section to decrease the number of directors shall shorten the term of any incumbent director. No director need be a shareholder.

     3.2 POWERS. The Board may exercise all such powers of the Corporation and do all such lawful acts and things that are not by law, the Articles of Incorporation or these By-laws directed or required to be done by the shareholders.

     3.3 GENERAL ELECTION. At each annual meeting of shareholders, directors shall be elected to succeed those directors whose terms then expire. Such newly elected directors shall serve until the next succeeding annual meeting of shareholders after their election and until their successors are elected and qualified. A director elected to fill a vacancy shall hold office for a term expiring at the next annual meeting and until his successor is elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

     3.4 VACANCIES. Except as otherwise provided in the Articles of Incorporation or these By-laws (a) the office of a director shall become vacant if he dies, resigns or is removed from office and (b) the Board may declare vacant the office of a director if he (i) is interdicted or adjudicated an incompetent, (ii) is adjudicated a bankrupt, (iii) in the sole opinion of the Board becomes incapacitated by illness or other infirmity so that he is unable to perform his duties for a period of six months or longer, or (iv) ceases at any time to have the qualifications required by law, the Articles of Incorporation or these By-laws.

     3.5 FILLING VACANCIES. In the event of a vacancy (including any vacancy resulting from an increase in the authorized number of directors, or from failure of the shareholders to elect the full number of authorized directors), the remaining directors, even though not constituting a quorum, may fill any vacancy on the Board for the unexpired term by a majority vote of the directors



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remaining in office, provided that the shareholders shall have the right, at any special meeting called for the purpose prior to such action by the Board, to fill the vacancy.

     3.6 NOTICE OF SHAREHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section 3.6 shall be eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of shareholders by or at the direction of the Board or by a shareholder entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3.6. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Corporation's Secretary. To be timely, a shareholder's notice must be delivered or mailed and received at the principal executive offices of the Corporation not less than 45 days nor more than 90 days prior to the meeting; provided, however, that if less than 55 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth the following:

                    (a) as to each person whom the shareholder proposes to nominate for election or e-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the capital stock of the Corporation of which such person is the beneficial owner and the number of votes such person is entitled to cast at the shareholders' meeting and (iv) any other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would be otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

                    (b) as to the shareholder giving the notice (i) the name and address of such shareholder and (b) the class and number of shares of the capital stock of the Corporation of which such shareholder is the beneficial owner and the number of votes such person is entitled to cast at the shareholders' meeting. If requested in writing by the Corporation's Secretary at least 15 days in advance of the meeting, such shareholder shall disclose to the Secretary, within 10 days of such request, whether such person is the sole beneficial owner of the shares held of record by him; and, if not, the name and address of each other person known by the shareholder of record to claim a beneficial interest in such shares.




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At the request of the Board, any person nominated by or at the direction of the
Board for election as a director shall furnish to the Corporation's Secretary that information required to be set forth in a shareholder's notice of nomination that pertains to the nominee. If a shareholder seeks to nominate one or more persons as directors, the Secretary shall appoint two inspectors (the "Inspectors"), who shall not be affiliated with the Corporation, to determine whether a shareholder has complied with this Section 3.6. If the Inspectors shall determine that a shareholder has not complied with this Section 3.6, the Inspectors shall direct the chairman of the meeting to declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Articles of Incorporation or these By-laws; and the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

     3.7 COMPENSATION OF DIRECTORS. Directors as such, shall receive such compensation for their services as may be fixed by resolution of the Board and shall receive their actual expenses of attendance, if any, for each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                        SECTION 4. MEETINGS OF THE BOARD


     4.1 PLACE OF MEETINGS. The meetings of the Board may be held at such place within or without the State of Louisiana as a majority of the directors may from time to time appoint.

     4.2 INITIAL MEETINGS. The first meeting of each newly elected Board shall be held immediately following the shareholders' meeting at which the Board is elected and at the same place as such meeting, and no notice of such first meeting shall be necessary for the newly elected directors in order legally to constitute the meeting.

     4.3 REGULAR MEETINGS; NOTICE. Regular meetings of the Board may be held at such times as the Board may from time to time determine. No notice of regular meetings of the Board shall be required provided that the date, time and place of regular meetings are fixed by the Board.

     4.4 SPECIAL MEETINGS; NOTICE. Special meetings of the Board may be called by the Chairman on reasonable notice given to each director, either personally or by telephone, mail, e-mail or by telegram. Special meetings shall be called by the Secretary in like manner and on like notice on the written request of a majority of the directors, and if such officer fails or refuses, or is unable within 24 hours to call a meeting when requested, then the directors making the request may call the meeting on two days' written notice given to each director. The notice of a special meeting of directors need not state its purpose or purposes, but if the notice states a purpose or purposes and does not state a further purpose to consider such other business as may properly come





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before the meeting, the business to be conducted at the special meeting shall be limited to the purposes stated in the notice.

     4.5 WAIVER OF NOTICE. Directors present at any regular or special meeting shall be deemed to have received due, or to have waived, notice thereof, provided that a director who participates in a meeting by telephone (as permitted by Section 4.9) shall not be deemed to have received or waived due notice if, at the beginning of the meeting, he objects to the transaction of any business because the meeting is not lawfully called.

     4.6 QUORUM. A majority of the Board shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided by law or the Articles of Incorporation or these By-laws, the acts of a majority of the Board at a meeting at which a quorum is present shall be the acts of the Board. If a quorum is not present at any meeting of the Board, the directors present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

     4.7 WITHDRAWAL. If a quorum is present when the meeting convened, the directors present may continue to do business, taking action by vote of a majority of a quorum as fixed in Section 4.6, until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum as fixed in
Section 4.6 or the refusal of any director present to vote.

     4.8 ACTION BY CONSENT. Any action that may be taken at a meeting of the Board or any committee thereof, may be taken by a consent in writing signed by all of the directors or by all members of the committee, as the case may be, and filed with the records of proceedings of the Board or such committee.

     4.9 MEETINGS BY TELEPHONE OR SIMILAR COMMUNICATION. Members of the Board may participate at and be present at any meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other. Participation in a meeting pursuant to this Section 4.9 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                       SECTION 5. COMMITTEES OF THE BOARD

     5.1 GENERAL. The Board may designate one or more committees, each committee to consist of two or more of the directors (and one or more directors may be named as alternate members to replace any absent or disqualified regular members), which, to the extent provided by resolution of the Board or the By-laws, shall have and may exercise the powers of the Board in




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the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to documents, but no such committee shall have power or authority in reference to amending the Articles of Incorporation, adopting an agreement of merger, consolidation, or share exchange, recommending to the shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending the By-laws; and unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or authorize the issuance of stock. Such committee or committees shall have such name or names as may be stated in the By-laws, or as may be determined, from time to time, by the Board. Any vacancy occurring in any such committee shall be filled by the Board, but the Chairman of the Board may designate another director to serve on the committee pending action by the Board. Each such member of a committee shall hold office during the term of the Board constituting it, unless otherwise ordered by the Board.

     5.2 COMPENSATION COMMITTEE. The Board shall establish a Compensation Committee consisting of at least two directors each of whom shall (i) be a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and (ii) not serve, and shall not have served in the past, as an officer or employee of the Corporation or any of its affiliates. The Compensation Committee shall determine the compensation of officers and key employees of the Corporation and administer the Corporation's stock incentive plans.

     5.3 AUDIT COMMITTEE. The Board shall establish an Audit Committee consisting of at least a majority of directors who are not officers or employees of the Corporation or any of its affiliates, and who meet the qualifications of the NASDAQ Stock Market. The Audit Committee shall have such responsibilities and authority as is contained in a written Audit Committee Charter approved from time to time by the Board.

     5.4 EXECUTIVE COMMITTEE. The Executive Committee shall consist of three or more directors. It shall have and exercise all of the powers of the Board of Directors when the Board is not in session except (i) declaration and payment of dividends; (ii) sale of the Company; (iii) amendment of the Bylaws; (iv) indemnification of directors; or (v) issuance of stock.

     5.5 PROCEDURES FOR COMMITTEES. Each committee shall keep written minutes of its meetings and all actions taken by a committee shall be reported to the Board at its next meeting, whether regular or special. Failure to keep written minutes or to make such reports shall not affect the validity of action taken by a committee. Each committee shall adopt such rules (not inconsistent with the Articles of Incorporation, these By-laws or any regulations




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specified for such committee by the Board) as it shall deem necessary for the proper conduct of its functions and the performance of its responsibilities.

                       SECTION 6. REMOVAL OF BOARD MEMBER

     Any director or the entire Board may be removed at any time by the affirmative vote of not less than a majority of the total voting power at a meeting of shareholders duly called for that purpose. The shareholders at such meeting may proceed to elect a successor or successors for the unexpired term of the director or directors removed. Except as provided in this Section 6, directors shall not be subject to removal.

                               SECTION 7. NOTICES

     7.1 FORM OF DELIVERY. Whenever under the provisions of law the Articles of Incorporation or these By-laws notice is required to be given to any shareholder or director, it shall not be construed to mean personal notice unless otherwise specifically provided in the Articles of Incorporation or these By-laws, but such notice may be given by mail, addressed to such shareholder or director at his address as it appears on the records of the Corporation, with postage thereon prepaid. Such notices shall be deemed to have been given at the time they are deposited in the United States mail. Notice to a director pursuant to
Section 4.4 hereof may also be given personally or by telephone, e-mail or telegram sent to his or her address as it appears on the Corporation's records.

     7.2 WAIVER. Whenever any notice is required to be given by law, the Articles of Incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In addition, notice shall be deemed to have been given to, or waived by, any shareholder or director who attends a meeting of shareholders or directors in person, or is represented at such meeting by proxy, without protesting at the commencement of the meeting the transaction of any business because the meeting is not lawfully called or convened.

                              SECTION 8. OFFICERS

     8.1 DESIGNATIONS. The Corporation's officers shall be a Chairman, a Chief Executive Officer, a President, a Secretary, a Chief Financial Officer, a Controller and a Treasurer. The Corporation may also have one or more Assistant Secretaries and Assistant Treasurers and other officers. Any two offices may be held by one person, provided that no person holding more than one office may sign, in more than one capacity, any certificate or other instrument required by law to be signed by two officers.




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     8.2 APPOINTMENT OF CERTAIN OFFICERS. At the first meeting of each newly elected Board, or at such other time when there shall be a vacancy, the Board shall elect the Corporation's officers.

     8.3 APPOINTMENT OF OTHER OFFICERS. As soon as practicable after his or her election, the Chief Executive Officer may appoint one or more Assistant Secretaries, Assistant Treasurers and other officers. The Chief Executive Officer shall, following such appointment or appointments, cause to be filed with the minutes of the meeting of the Board an instrument specifying the officers selected. The Chief Executive Officer may also appoint such other officers, employees and agents of the Corporation as he or she may deem necessary, or may vest the authority to appoint such other officers, employees and agents in such other of the Corporation's officers as he or she deems appropriate subject in all cases to his or her discretion. Whenever by law or the terms of the instrument, a vice-president is necessary to execute any instrument in the absence of execution by the Chief Executive Officer or the President, then the Chief Financial Officer and any officer designated as a Director of a particular function or designated in a specific grant of authority, shall be deemed a vice-president of the Corporation for such purpose. Subject to these By-laws, all of the officers, employees and agents of the Corporation shall hold their offices or positions for such terms and shall exercise such powers and perform such duties as shall be specified from time to time by the Board or the Chief Executive Officer.

     8.4 REMOVAL. The Board or the Chief Executive Officer may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officers, if any, with the Corporation, but the election of an officer shall not in and of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Chief Executive Officer until the next regular or special meeting of the Board.

     8.5 THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general and active responsibility for the management of the Corporation's business, shall be responsible for implementing all orders and resolutions of the Board, shall supervise the daily operations of the Corporation's business and shall, in the absence of the Chairman, preside at meetings of the Board and of the shareholders.

     8.6 AUTHORITY AND DUTIES OF OFFICERS. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties as the Board shall prescribe.

     8.7 THE SECRETARY. The Secretary shall attend all meetings of the Board and all meetings of the shareholders, record all votes and the minutes of all proceedings in a book to be kept for that purpose, give, or cause to be given,




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notice of all meetings of the shareholders and special meetings of the Board, and perform such other duties as may be prescribed by the Board or Chairman, CEO and President. The Secretary shall also keep in safe custody the Corporation's seal, if any, and affix the seal to any instrument requiring it.

     8.8 THE PRESIDENT. The President shall report to the Chief Executive Officer and the Board and shall perform such duties as may be requested from time to time by the Board, the Chief Executive Officer, or the By-laws.

     8.9 THE CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the Corporation's principal financial officer and shall manage the Corporation's financial affairs and direct the activities of the Treasurer and other officers responsible for the Corporation's financial affairs. The Chief Financial Officer may sign, execute and deliver in the name of the Corporation contracts, bonds and other obligations, shall be responsible for all of the Corporation's internal and external financial reporting and shall perform such other duties as may be prescribed from time to time by the Board, the Chief Executive Officer and the President or by the By-laws.

     8.10 THE TREASURER. As directed by the Chief Financial Officer, the Treasurer shall have general custody of all funds and securities of the Corporation. The Treasurer may sign, with the Chief Executive Officer, the President, the Chief Financial Officer or such other person or persons as may be designated for the purpose by the Board, all bills of exchange or promissory notes of the Corporation. The Treasurer shall perform such other duties as may be prescribed from time to time by the Chief Financial Officer or the By-laws.

     8.11 THE CONTROLLER. The Controller shall assist the Chief Financial Officer as directed in accounting, financial reporting, bookkeeping and accounting procedures and perform such other duties as may be prescribed from time to time by the Chief Financial Officer.

                                SECTION 9. STOCK

     9.1 CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the President and the Secretary or an Assistant Secretary evidencing the number and class (and series, if any) of shares owned by him, containing such information as required by law and bearing the seal of the Corporation. If any stock certificate is manually signed by a transfer agent or registrar other than the Corporation itself or an employee of the Corporation, the signature of any such officer may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.




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

     9.2 MISSING CERTIFICATES. The President may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the officers of the Corporation shall, unless dispensed with by the President, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, (i) to advertise or give the Corporation a bond or (ii) enter into a written indemnity agreement, in each case in an amount appropriate to indemnify the Corporation against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     9.3 TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                   SECTION 10. DETERMINATION OF SHAREHOLDERS

     10.1 RECORD DATE. For the purpose of determining shareholders entitled to notice of and to vote at a meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the Board may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than sixty days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date on which the action requiring the determination of shareholder is to be taken.

     10.2 REGISTERED SHAREHOLDERS. Except as otherwise provided by law, the Corporation, and its directors, officers and agents may recognize and treat a person registered on its records as the owner of shares, as the owner in fact thereof for all purposes, and as the person exclusively entitled to have and to exercise all rights and privileges incident to the ownership of such shares, and rights under this Section 10.2 shall not be affected by any actual constructive notice that the Corporation, or any of its directors, officers or agents, may have to the contrary


                           SECTION 11. MISCELLANEOUS

     11.1 DIVIDENDS. Except as otherwise provided by law or the Articles of Incorporation, dividends upon the stock of the Corporation may be declared by



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

the Board at any regular or special meeting. Dividends may be paid in cash, property, or in shares of stock.

     11.2 CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Chief Executive Officer or the Board may from time to time designate. Signatures of the authorized signatories may be by facsimile.

     11.3 FISCAL YEAR. The Board may adopt for and on behalf of the Corporation a fiscal or a calendar year.

     11.4 SEAL. The Board may adopt a corporate seal, which seal shall have inscribed thereon the name of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Failure to affix the seal shall not, however, affect the validity of any instrument.

     11.5 GENDER. All pronouns and variations thereof used in these By-laws shall be deemed to refer to the masculine, feminine or neuter gender, singular or plural, as the identity of the person, persons, entity or entities referred to require.

     11.6 CONTROL SHARE ACQUISITIONS. Effective as of October 18, 1994, the provisions of Sections 135 through 140.2 of the Business Corporation Law of Louisiana (as amended) shall not apply to acquisitions of shares of the Corporation.

                          SECTION 12. INDEMNIFICATION

     The Corporation shall indemnify to the full extent permitted by law any director, officer or employee against any expenses or costs, including attorneys' fees, actually or reasonably incurred by him or her in connection with any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative, against such person or as to which he or she is involved solely as a witness or person required to give evidence because he or she is a director, officer or employee of the Corporation or serves or served at the request of the Corporation with any other enterprise as a director, officer or employee. For purposes of this Section 12, the term "Corporation" shall include any predecessor of this Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprises" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation that imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be



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

indemnifiable expenses; and action by a person with respect to an employee benefit plan that such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.


                             SECTION 13. AMENDMENTS

     The Corporation's By-laws may be amended or repealed only by a majority of the Board or the affirmative vote of the holders of at least a majority of the total voting power at any regular or special meeting of shareholders, the notice of which states that the proposed amendment or repeal is to be considered at the meeting.



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